UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2010 (June 11, 2010)

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34733	27-1855740
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 7, 2010, in connection with the closing of the initial public offering (the “Offering”) of 17,500,000 common units representing non-managing member interests (“Common Units”) in Niska Gas Storage Partners LLC (the “Company”), the Company entered into a Contribution, Assignment and Assumption Agreement (the “Contribution Agreement”) with Niska GS Holdings US, L.P. (“Niska US”), Niska Partners Coöperatief U.A., Niska II Holdings, L.P. (“Niska II Holdings”), Niska HoldCo ULC, Niska GP ULC, Niska II GP LLC, Niska Gas Storage Canada GP, LLC, Niska GS Holdings II, L.P., Niska GS Holdings I, L.P., Niska Sponsor Holdings Coöperatief U.A. (“Sponsor Holdings”), Niska GS Holdings Canada, L.P., Niska Gas Storage Management LLC, AECO Gas Storage Partnership, Niska Gas Storage US, LLC, Niska Gas Storage Canada ULC, and Niska Gas Storage Canada, L.P.  Pursuant to the Contribution Agreement, and as partial consideration for the contribution of 100% of its equity interests to Niska US and Niska II Holdings, Sponsor Holdings acquired the right to receive any Common Units not purchased pursuant to the 30-day option granted to the underwriters of the Offering to purchase up to an additional 2,625,000 Common Units.

Upon the close of business on June 10, 2010, the 30-day option granted to the underwriters expired.  Pursuant to the Contribution Agreement, 2,625,000 Common Units were issued to Sponsor Holdings on June 11, 2010. The issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof. The Company believes that exemptions other than the foregoing exemption may exist for these transactions.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report of Form 8-K, filed with the Securities and Exchange Commission on May 12, 2010 (File No. 001-34733).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: June 15, 2010	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel and
Corporate Secretary